UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 3, 2014

Date of Report (Date of earliest event reported)

Workday, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925) 951-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Workday, Inc. (“Workday”) held its Annual Meeting of Stockholders on June 3, 2014 at the Hilton Pleasanton, located at 7050 Johnson Drive, Pleasanton, California (the “Annual Meeting”). At the Annual Meeting, Workday’s stockholders voted on two proposals, each of which is described in more detail in Workday’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 18, 2014. Present at the Annual Meeting in person or by proxy were holders representing 175,021,449 shares of Common Stock, representing 963,413,898 votes and 97.3% of the eligible votes, constituting a quorum. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.

The stockholders of Workday voted on the following items at the Annual Meeting:

1.	To elect two Class II directors to serve until the 2017 annual meeting of stockholders and until their successors are elected and qualified, subject to earlier resignation or removal; and,

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2015.

Both nominees for director proposed by Workday were elected to serve until Workday’s 2017 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. The voting results were as follows:

Director Name:	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Christa Davies	949,605,941	898,548	12,909,409	99.9055%
George J. Still, Jr.	949,874,986	629,503	12,909,409	99.9338%

Stockholders ratified the appointment of Ernst & Young LLP as Workday’s independent registered public accounting firm for Workday’s fiscal year ending January 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
963,010,315	205,960	197,623	—	99.9581%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Workday, Inc.

Date: June 6, 2014	By:	/s/ James P. Shaughnessy

James P. Shaughnessy
Senior Vice President, General Counsel and Secretary